UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

EMTEC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

525 Lincoln Drive
5 Greentree Center, Suite 117
Marlton, New Jersey 08053
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (856) 552-4204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.           Registrant’s Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on December 27, 2006, Emtec, Inc., a Delaware corporation (the “Company”), Emtec Global Services LLC (“EGS”), a Delaware limited liability company wholly-owned by the Company, Configuration Management, Inc., a New Jersey corporation (“Configuration Management”), and William Anderson (the “Seller”) entered into a Stock Purchase Agreement dated December 20, 2006, as amended (the “Purchase Agreement”), pursuant to which EGS was to acquire all of the issued and outstanding capital stock of Configuration Management for a purchase price of $10.7 million, subject to certain adjustments. Section 12.1 of the Purchase Agreement provides that if the closing of the transactions contemplated by the Purchase Agreement has not occurred by March 28, 2007, either EGS or the Seller could terminate the Purchase Agreement. On March 28, 2007, the Seller sent a notice to Emtec and EGS alleging a material default and breach of the Purchase Agreement and terminating the Purchase Agreement pursuant to Section 12.1. Neither the Company nor EGS believes it is in material default or breach of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, EGS has paid Seller $500,000 as an advance against the purchase price, which EGS anticipates it will be unable to recover.

Section 8.           Other Events

Item 8.01. Other Events.

The information set forth in Item 1.02 of this Current Report on Form 8-K is incorporated into this Item 8.01 by reference.

SIGNATURE

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Dated: April 3, 2007	By:	/s/ Stephen C. Donnelly
Name: Stephen C. Donnelly
Title: Chief Financial Officer